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                                                                    EXHIBIT 99.3

                                                              [PRELIMINARY COPY]


                        NATIONAL AMERICAN BANCORP, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Elton L. Pepper, Elbert O. Remsnyder and James
E. Meredith, or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock of National American Bancorp, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held November 21, 1995 and at any adjournments thereof, as follows:

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.

1.    Approval of the Agreement and Plan of
      Reorganization and the Agreement and Plan of
      Merger dated as of July 26, 1995 between the
      Corporation and Keystone Financial, Inc.,
      which provide for the merger of the
      Corporation into Keystone and the conversion
      of each outstanding share of the
      Corporation's Common Stock into not less
      than 2.00 nor more than 2.20 shares of
      Keystone Common Stock, as described in the
      Proxy Statement/Prospectus.................. FOR [] AGAINST [] ABSTAIN []


2. To vote in their discretion on such other matters as may properly come before the Special Meeting or any adjournments thereof.

                                  (continued)
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

                                       Dated:_____________________________, 1995

                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Signature

                                       Please sign exactly as name appears
                                       hereon. For joint accounts, each joint
                                       owner should sign. When signing as
                                       attorney, executor, administrator,
                                       trustee or guardian, please give your
                                       full title as such. If a corporation,
                                       please sign the full corporate name by
                                       President or other authorized officer,
                                       giving your full title as such. If a
                                       partnership, please sign in the
                                       partnership name by authorized person,
                                       giving your full title as such.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.